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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "AGREEMENT") is made between The Knot, Inc. (the "COMPANY") and David Liu ("EXECUTIVE",), as of April 12, 1999 (the "EFFECTIVE DATE").

         The Company desires to continue to employ Executive and Executive desires to continue in the employ of the Company in the executive capacity described below. Therefore, the Company and Executive, intending to be legally bound hereby, agree as follows:

         1. Term of Employment. Subject to the provisions of Section 6, Executive shall be employed by the Company for a period commencing on the Effective Date and ending on the third anniversary thereof (the "TERM").

         2. Position. (a) Executive shall serve as Chief Executive Officer of the Company or in such similar position determined by the Board of Directors of the Company (the "BOARD") or such other position as may be agreed by the parties. In such position, Executive shall report to the Board and shall have such duties and authority commensurate with such position as shall be determined from time to time by the Board.

         (b) During the period of Executive's employment hereunder, Executive will devote substantially all of Executive's business time and skill and knowledge to the performance of Executive's duties hereunder, and will not engage in any other business, profession or occupation for compensation or otherwise; provided that Executive may participate in civic, charitable and other outside activities permitted with the consent of the Board, which consent shall not be unreasonably withheld.

         3. Base Salary. During the period of Executive's employment hereunder, the Company shall pay Executive an annual base salary at the annual rate of $110,000 or such greater amount as may be determined in the sole discretion of the Board from time to time, payable in regular installments in accordance with the Company's usual payroll practices (the "BASE SALARY").

         4. Bonus. During the period of Executive's employment hereunder, the Board, in its sole discretion may, implement one or more annual bonus arrangements for the benefit of Executive. The terms of any such bonus arrangement, if any, (including without limitation the target bonus amount, the performance criteria and the payment terms) shall be determined by the Board in its sole discretion and shall be set out in a writing signed by the Company.

         4. Executive Benefits. During the period of Executive's employment hereunder, Executive shall participate in all employee benefits plans of the Company on the same basis as those benefits are generally made available from time to time to senior executives of the Company.

         5. Business Expenses. During the period of Executive's employment hereunder, the Company shall reimburse Executive for all reasonable and necessary expenses incurred by Executive in connection with business conducted on behalf of the Company subject to such reasonable rules and procedures as may be established from time to time by the Board.
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         6. Termination.

         (a) Termination Without Cause by the Company or for Good Reason by Executive.

                           (i) If, prior to the last day of the Employment Term,
                  Executive's employment is terminated without Cause by the Company (other than by reason of Executive's Disability or death) or Executive terminates his employment for Good Reason, the Company shall pay Executive accrued unpaid Base Salary through the last day of Executive's employment. In addition, Executive shall continue to receive as severance ("SEVERANCE") the Base Salary, payable in regular installments in accordance with the Company's usual payroll practices for active executive level employees until the later of the last day of the Employment Term or the date occurring 365 days after the last date of Executive's employment. The Company will have no further obligations with respect to Executive hereunder, except as explicitly provided under the terms of any bonus arrangement or benefit plan maintained by the Company.

                           (ii) Notwithstanding anything to the contrary
                  contained in this Section 6 or in any other provision of this Agreement, the Company shall have no obligation to pay Severance to Executive in respect of any period during or after which Executive is or has engaged in a Prohibited Solicitation, Competitive Activity or Prohibited Disclosure (each as defined in Section 7), regardless of whether such Prohibited Solicitation, Competitive Activity or Prohibited Disclosure occurs during or after the applicable restricted period set forth in Section 7, it being understood and agreed that Executive shall be absolutely prohibited from engaging in any Prohibited Solicitation, Competitive Activity or Prohibited Disclosure during the applicable restricted period set forth in Section 7 (including any extended period prescribed under Section 7(d)) and shall thereafter be permitted to engage in such activities subject to Executive's forfeiture of entitlement to any additional Severance. If Executive has received Severance payments after engaging in a Prohibited Solicitation, Competitive Activity or a Prohibited Disclosure, Executive shall reimburse the Company for all such Severance payments made in respect of the period of time following such Prohibited Solicitation, Competitive Activity or Prohibited Disclosure, as the case may be.

         (b) Termination Other Than Without Cause by the Company or for Good Reason. If, during the Employment Term, Executive's employment is terminated by reason of a Termination Other than Without Cause or for Good Reason, the Company shall pay to Executive the accrued unpaid Base Salary earned by Executive through the last date of Executive's employment, and the Company will have no further obligations with respect to Executive hereunder, except as explicitly provided under the terms of any bonus arrangement or benefit plan maintained by the Company.

         (c) Definitions. For purposes of this Section 6:

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                  (i) "CAUSE" means (A) Executive's willful failure
substantially to perform Executive's duties under this Agreement (other than as a result of total or partial incapacity due to physical or mental illness), (B) any willful act or omission by Executive constituting dishonesty, fraud or other malfeasance against the Company, (C) Executive's conviction of a felony under the laws of the United States or any state thereof or (D) breach by Executive of the restrictive covenants contained in Section 7.

                  (ii) "DISABILITY" means Executive's inability, as a result of physical or mental incapacity, to perform the duties of Executive's position specified in Section 2 for a period of four (4) consecutive months or for an aggregate of six (6) months during the Employment Term.

                  (iii) "GOOD REASON" means (A) any action by the Company which results in a material diminution in Executive's title or responsibilities as set forth in Section 2; or (B) any failure by the Company to timely pay the amounts or provide the benefits implemented in accordance with this Agreement, provided, however, that any isolated, insubstantial or inadvertent change, condition or failure described under clause (A) or (B) immediately above which is not taken in bad faith and is remedied by the Company after notice to the Company from Executive shall not constitute Good Reason. A termination of employment by Executive for Good Reason shall be effectuated by Executive giving the Company notice within ninety (90) days after the initial occurrence of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason, and such termination shall be effective on the fifteenth (15th) business day following such notice to the Company by Executive, absent remediation by the Company (as described above). Any termination of employment purported to be for Good Reason shall nonetheless be treated as a termination by Executive without Good Reason if (x) notice has not been provided by Executive within the applicable ninety-day time period as described above or (y) such notice has been provided by Executive within the applicable ninety-day time period and the Company has remedied the condition described in such notice within fifteen (15) business days after such notice.

                  (iv) "TERMINATION OTHER THAN WITHOUT CAUSE OR FOR GOOD REASON" means a termination of Executive's employment with the Company for any reason other than a termination without Cause by the Company or for Good Reason by Executive, including a termination by the Company for Cause, a termination by the Company or Executive due to Disability, a voluntary termination, resignation or retirement by Executive without Good Reason or the Executive's death.

         7.       Restrictions.

         (a)      Executive agrees that:

                  (i) DURING EXECUTIVE'S EMPLOYMENT WITH THE COMPANY AND FOR A PERIOD OF ONE (1) YEAR AFTER EXECUTIVE CEASES TO BE EMPLOYED BY COMPANY FOR ANY REASON, EXECUTIVE WILL NOT DIRECTLY OR INDIRECTLY SOLICIT OR ATTEMPT TO SOLICIT ANY CUSTOMER, EXECUTIVE, EMPLOYEE, DIRECTOR, CONSULTANT, SUBSCRIBER, ADVERTISER, SALESPERSON, SERVICE PROVIDER, AGENT OR VENDOR OF THE COMPANY ON BEHALF OF ANY

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PERSON ENGAGING IN A COMPETITIVE ACTIVITY (AS DEFINED BELOW) (ANY SUCH
SOLICITATION OR ATTEMPTED SOLICITATION, A "PROHIBITED SOLICITATION").

                  (ii) DURING EXECUTIVE'S EMPLOYMENT WITH THE COMPANY AND FOR A PERIOD OF ONE (1) YEAR AFTER EXECUTIVE CEASES TO BE EMPLOYED BY THE COMPANY FOR ANY REASON, EXECUTIVE WILL NOT ENGAGE IN ANY COMPETITIVE ACTIVITY.

                  (iii) The term "COMPETITIVE ACTIVITY" means, directly or indirectly, to own any interest in, manage, operate, control, finance, participate in the management, operation, control or financing of, or be an employee, partner, director, officer, principal, agent, representative, consultant, independent contractor or beneficial interest holder as to, any Person engaged in or planning to engage in business activities involving (i) the design, authorship, creation, organization, sale, transmission, dissemination, distribution, supply or other provision of information, advice, services or advertising in any form or format, whether verbal, written, illustrational or expositional, by or through any medium whether printed, electronic, audio or visual, relating to the planning or execution of any wedding service, ceremony, reception or related gathering or event of any kind, or the provision or procurement of any wedding-related services or merchandise or (ii) the design, manufacture, offering, sale, supply, distribution or advertising of wedding-related merchandise, where any such business activities are being carried on by, or being planned to be carried on by, such Person in any of the Geographic Area (as defined below), whether the location of Executive's participation or connection shall be inside or outside the Geographic Area. Nothing herein shall prevent Executive from owning for investment up to five percent (5%) of any class of equity security of a Person whose securities are traded on a national securities exchange or market.

                  (iv)     The term "GEOGRAPHIC AREA" means the United States of

         America.

                  (v) The term "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. The term "CONTROLS" (including its correlative meanings "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  (vi) The term "PERSON" means any individual, proprietorship, partnership, corporation, limited liability company, trust or other entity.

                  (vii) DURING EXECUTIVE'S EMPLOYMENT WITH THE COMPANY AND FOR A PERIOD OF FIVE (5) YEARS AFTER EXECUTIVE CEASES TO BE EMPLOYED BY COMPANY FOR ANY REASON, EXECUTIVE WILL NOT USE FOR EXECUTIVE'S PERSONAL BENEFIT OR DISCLOSE TO OR USE FOR THE BENEFIT OF ANY OTHER PERSON ANY CONFIDENTIAL INFORMATION OF COMPANY WHICH EXECUTIVE ACQUIRED FROM ANY SOURCE DURING THE COURSE OF

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EXECUTIVE'S EMPLOYMENT BY THE COMPANY, INCLUDING, BUT NOT LIMITED TO, THE
IDENTITY OF OR OTHER INFORMATION CONCERNING CUSTOMERS, EXECUTIVES, CONSULTANTS, SUBSCRIBERS, ADVERTISERS, SALESPERSONS, SERVICE PROVIDERS, AGENTS OR VENDORS OF COMPANY (ANY SUCH DISCLOSURE OR USE OF COMPANY CONFIDENTIAL INFORMATION, A "PROHIBITED DISCLOSURE").

                  (viii) DURING EXECUTIVE'S EMPLOYMENT WITH THE COMPANY AND FOR A PERIOD OF ONE (1) YEAR AFTER EXECUTIVE CEASES TO BE EMPLOYED BY COMPANY FOR ANY REASON, EXECUTIVE WILL PROMPTLY DISCLOSE TO THE COMPANY FULLY AND IN WRITING ALL TRADE SECRETS, INVENTIONS, MASK WORKS, IDEAS, PROCESSES, FORMULAE, SOURCE AND OBJECT CODES, DATA, PROGRAMS, OTHER WORKS OF AUTHORSHIP, KNOW HOW, IMPROVEMENTS, DISCOVERIES, DEVELOPMENTS, DESIGNS AND TECHNIQUES (COLLECTIVELY, THE "INVENTIONS") AUTHORED, CONCEIVED OR REDUCED TO PRACTICE BY EXECUTIVE, WHETHER ALONE OR JOINTLY WITH OTHERS. IN ADDITION, EXECUTIVE WILL PROMPTLY DISCLOSE TO THE COMPANY ALL PATENT APPLICATIONS FILED BY EXECUTIVE OR ON EXECUTIVE'S BEHALF DURING EXECUTIVE'S EMPLOYMENT WITH COMPANY AND WITHIN SUCH ONE (1) YEAR PERIOD. EXECUTIVE FURTHER AGREES TO KEEP AND MAINTAIN COMPLETE AND CURRENT RECORDS (IN THE FORM OF NOTES, SKETCHES, DRAWINGS AND IN ANY OTHER FORM THAT MAY BE REQUIRED BY THE COMPANY) OF ALL INVENTIONS DEVELOPED AND MADE BY EXECUTIVE DURING EXECUTIVE'S EMPLOYMENT WITH THE COMPANY AND WITHIN SUCH ONE (1) YEAR PERIOD, WHICH RECORDS SHALL BE AVAILABLE TO AND REMAIN THE SOLE PROPERTY OF THE COMPANY AT ALL TIMES.

         EXECUTIVE AGREES THAT ALL INVENTIONS CONCEIVED, CREATED, DEVELOPED, WRITTEN, PREPARED, AUTHORED OR REVISED BY EXECUTIVE, ALONE OR WITH OTHERS, DURING THE COURSE OF PERFORMING WORK FOR THE COMPANY OR ANY OF ITS AFFILIATES SHALL BELONG EXCLUSIVELY TO THE COMPANY AND SHALL, TO THE EXTENT POSSIBLE, BE CONSIDERED A WORK MADE BY EXECUTIVE FOR HIRE BY THE COMPANY. TO THE EXTENT ANY SUCH INVENTION MAY NOT BE CONSIDERED WORK MADE FOR HIRE BY EXECUTIVE FOR THE COMPANY, EXECUTIVE AGREES TO ASSIGN, AND HEREBY AUTOMATICALLY ASSIGNS TO THE COMPANY AS OF THE TIME OF CREATION OF SUCH INVENTION, WITHOUT ANY REQUIREMENT OF FURTHER CONSIDERATION, ALL RIGHT, TITLE, AND INTEREST EXECUTIVE MAY HAVE IN SUCH INVENTION.

         UPON REQUEST OF THE COMPANY, EXECUTIVE SHALL TAKE, AT THE COMPANY'S EXPENSE, SUCH FURTHER ACTIONS AND SHALL COOPERATE IN GOOD FAITH WITH THE COMPANY TO OBTAIN PROTECTION FOR SUCH INVENTIONS, INCLUDING EXECUTION AND DELIVERY OF INSTRUMENTS OF CONVEYANCE, AS MAY BE APPROPRIATE TO GIVE FULL AND PROPER EFFECT TO EXECUTIVE'S ASSIGNMENT TO THE COMPANY, AND THE EXECUTION OF SUCH DOCUMENTS AS MAY BE NECESSARY TO OBTAIN PROTECTION FOR SUCH WORK PRODUCT, INCLUDING WITHOUT LIMITATION, EXECUTION OF DOCUMENTS TO

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ASSIST THE COMPANY IN OBTAINING COPYRIGHT REGISTRATION ON ALL SUCH INVENTIONS
THAT ARE COPYRIGHTABLE.

                  (ix) UPON EXECUTIVE'S CEASING TO BE EMPLOYED BY THE COMPANY FOR ANY REASON, EXECUTIVE WILL DELIVER TO THE COMPANY ANY AND ALL DRAWINGS, NOTES, MEMORANDA, SPECIFICATIONS, DEVICES, FORMULAS, PROGRAMS, FILES, AND DOCUMENTS TOGETHER WITH ALL COPIES THEREOF, AND ANY OTHER MATERIAL ON ANY FORM OF MEDIA CONTAINING OR DISCLOSING ANY INVENTIONS OR PROPRIETARY INFORMATION OF COMPANY. EXECUTIVE FURTHER AGREES THAT ANY PROPERTY SITUATED ON COMPANY'S PREMISES AND OWNED BY THE COMPANY, INCLUDING DISKS AND OTHER STORAGE MEDIA, FILING CABINETS OR OTHER WORK AREAS, IS SUBJECT TO INSPECTION BY THE COMPANY PERSONNEL AT ANY TIME WITH OR WITHOUT NOTICE.

         (b) Executive represents that Executive has sufficient skills and experience to earn a living following termination of Executive's employment with the Company without violating any of the restrictions contained in this Agreement.

         (c) Executive acknowledges that these restrictions, in view of the nature of the businesses in which the Company is engaged and Executive's position with the Company, are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of these restrictions will result in irreparable injury to the Company. Executive therefore agrees that, in the event of Executive's violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief against Executive, in addition to damages from Executive and an equitable accounting of all commissions, earnings, profits and other benefits arising from such violation.

         (d) Executive agrees that if any of these restrictions are construed to be invalid or unenforceable, the remainder of the restrictions shall not be affected. If any restriction is held to be unenforceable because of the area covered, the duration or the scope, Executive agrees that the court making such determination shall have the power to reduce the area and/or the duration, and/or limit the scope, and the restriction shall then be enforceable in its reduced form. If Executive violates any of the restrictions, the period of such violation (from the commencement of any violation until the time the violation shall be cured by Executive to the satisfaction of the Company) shall not count toward or be included in the restrictive period and the applicable restricted period shall be extended accordingly.

         (e) Executive acknowledges and accepts that the restrictions and remedies in this Agreement will apply without regard to the reason for termination of Executive's employment with the Company, or to whether Executive's employment is terminated by Executive or by the Company.

         8. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered by hand or sent by overnight courier service or by registered or certified mail, if to Executive, to Executive's last known address listed in the

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records of the Company, and if to the Company, to the Board, with a copy to each member of the Board and a copy to the General Counsel of QVC, Inc., at the last known address of each. Notices shall be effective upon receipt.

         9. Assignment. The rights and obligations of the Company shall inure to the benefit of and be binding upon its successors and assigns. Neither this Agreement nor any rights or interests in this Agreement or created by this Agreement may be assigned or otherwise transferred voluntarily or involuntarily by Executive.

         10. Other Agreements and Amendment. This Agreement is in addition to any other agreements between Executive and the Company except to the extent such agreements directly relate to the subject matter of this Agreement, in which case this Agreement shall govern. This Agreement shall not be changed or altered, except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         11. Continuation of Employment. Unless the parties otherwise agree in writing, continuation of Executive's employment with the Company after the end of the Term shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement.

         12. Governing Law. This Agreement shall be deemed to be made in, and all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

         13. Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

         14. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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         IN WITNESS WHEREOF, Executive and the Company have executed and delivered this Agreement as of the Effective Date.


                                        THE KNOT, INC.


                                        By:      /s/ Sandra Stiles
                                                 Name:  Sandra Stiles
                                                 Title:  COO-CFO


                                        EXECUTIVE:


                                        By:      /s/ David Liu
                                                 Name:  David Liu
                                                 Date:  4-12-99


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